Evers &
Hendrickson, LLP
Lawyers and Counselors At Law
------------------------------------


         July 21, 1998
                                                                William D. Evers
                                                              Jay P. Hendrickson
                                                                Paul E. Manasian
                                                         Philip J. Nicholsen, PC

                                                                  ---------

                                                           Rafael Aguirre-Sacasa
                                                                Kevin F. Barrett
                                                             Kenneth A. Brunetti
                                                               Antoine M. Devine
                                                                 Darcy Pertcheck

                                                                  ---------

                                                                      Of Counsel
                                                             Frederick K. Koenen

                                                            Phone (415) 352-0693
                                                              Fax (415) 391-4292



Frank Yuan
President
Cyber Merchants Exchange, Inc.
320 S. Garfield Ave., Suite 318
Alhambra, California 91801


Dear Mr. Yuan:

         This law firm consents to the incorporation of its name and its opinion letter re the legality of the securities being cleared for registration with the Securities and Exchange Commission pursuant to filing of the Form SB-2 Registration Statement on July 22, 1998.

                                   Sincerely,

                            EVERS & HENDRICKSON, LLP



                          By: William D. Evers, Partner



155 Montgomery Street, 12th Floor  San Francisco California 94104   415 391 4291